UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Symantec Corporation
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The following is a presentation to investors which Symantec Corporation began using today in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders.

In-Season Stockholder Engagement Fall 2018

Forward Looking Statements This presentation contains statements regarding our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our financial guidance and goals; demand for our products and services; our enhanced capabilities; our cash flow; and targeted cost savings and synergies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; the ability of Symantec to achieve its cost and operating efficiency goals; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute its strategic plans; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission (the “SEC”) investigation; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; the competitive environment in the industries in which we operate; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products, and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Additional information concerning these and other risk factors is contained in the Risk Factors section of our most recent reports filed with the SEC on Forms 10-K and 10-Q. Any information regarding pre-release of Symantec offerings, future updates or other planned modifications is subject to ongoing evaluation by Symantec and therefore subject to change. This information is provided without warranty of any kind, express or implied. Customers who purchase Symantec offerings should make their purchase decision based upon features that are currently available.

Use of GAAP and Non-GAAP Financial Information Unless otherwise indicated all numbers presented are non-GAAP. All revenue growth rates are presented in constant currency except for compound annual growth rates unless stated otherwise. Our results of operations have undergone significant change due to the impact from a series of acquisitions, stock-based compensation, discontinued operations, restructuring, transition and other costs and other corporate charges. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review all other reconciliations of our non-GAAP financial measures to the comparable GAAP results, which can be found, along with other financial information, on the investor relations’ page of our website at www.Symantec.com/invest and in the appendix to this presentation.

Integrated Cyber Defense leadership across web, users, information and messaging #1 market share across six Enterprise Security products Largest Pure-Play Cybersecurity Company in the World Global cybersecurity leader protecting enterprises, governments and consumers 175M endpoints under protection 86% of Fortune Global 500 Created Digital Safety category; protecting consumers’ information, devices, privacy and identities 83% annual retention rate and direct ARPU growth3 11% of our customers using paid offerings from two or more product families3 Consumer Digital Safety Enterprise Security 1 Symantec is the largest cybersecurity company in the world by FY18 revenue 2 Recognized as a leader within 5 Gartner Magic Quadrants: Managed Security Services, Endpoint Protection Platforms, Secure Web Gateways, Cloud Access Security Brokers and Enterprise Data Loss Prevention (last published in February 2017). 3 Refers to direct ARPU growth from 1Q FY18 to 4Q FY18. Sources for market share and penetration figures: IDC, Gartner and Company estimates 300K+ customers worldwide 1 5 Gartner Magic Quadrants 2

Significant increase in TSR over last 3 years, FY16 – FY18

FY19 share price and investor confidence impacted by announcement of Audit Committee Investigation


3-Year Total Shareholder Return[1]
(November 2, 2015 – October 31, 2018)
FY18 10K Filed 10/26/18
Blue Coat Acquisition Closed 8/1/16
WSS & PKI Divestiture Completed 10/31/17
LifeLock Acquisition Closed 2/9/17
Announced Audit Committee Investigation Completed 9/24/18
Blue Coat Acquisition and Intent to appoint Greg Clark as CEO Announced 6/12/16
Announced Audit Committee Investigation 5/10/18
150.00%
130.00%
110.00%
90.00%
70.00%
50.00%
30.00%
10.00%
-10.00%
-30.00%
-50.00%
Nov-2015
Apr-2016
Sep-2016
Feb-2017
Jul-2017
Dec-2017
May-2018
Oct-2018
= SYMC
= Nasdaq 100

Note: All numbers presented are non-GAAP unless otherwise indicated. Actual results for a particular period may differ materially due to a variety of factors listed in Symantec's SEC filings. Past performance is not an indicator or guarantee of future performance.

[1] Source: S&P Capital IQ, as of November 1, 2018

Copyright © 2018 Symantec Corporation

5

Symantec's Transformation

Following our transformative year in fiscal 2017, which refocused Symantec as a pure-play cybersecurity company, fiscal 2018 was dedicated to executing our strategy to drive organic growth and leverage our scale, innovation and investments to create industry-leading platform solutions across our enterprise and consumer segments



Completed the Blue Coat acquisition and announced Greg Clark as CEO and Mike Fey as President and COO
Completed the acquisition of LifeLock
Announced new enterprise go-to-market strategy around Symantec Integrated Cyber Defense Platform
Announced divestiture of Website Security ("WSS") and Public Key Infrastructure ("PKI") solutions to DigiCert
Announced achievement of $400M in cost savings and $150M in Blue Coat synergies as well as year-1 $30M LifeLock synergies (ahead of schedule)
FY17
FY18
Apr May Jun Jul Aug Sept Oct Nov Dec Jan '17 Feb Mar
Apr May Jun Jul Aug Sept Oct Nov Dec Jan '18 Feb Mar
Announced intent to acquire Blue Coat and to appoint Greg Clark (Blue Coat's then-CEO) as our CEO
Announced intent to acquire LifeLock
Announced acquisitions of Fireglass and Skycure to augment our Integrated Cyber Defense and Consumer Digital Safety platforms
Implemented go-to-market strategy of the Consumer Digital Safety Platform, offering Norton and LifeLock as a bundled offering
Completed divestiture of WSS and PKI businesses to DigiCert

Note: All numbers presented are non-GAAP unless otherwise indicated.

Copyright © 2018 Symantec Corporation

6

Financial Transformation - Fiscal Years 2016 – 2018

The improvement in our results over our three years of transformation demonstrates that we have met our key objectives


17%
'16 – '18
CAGR
$3,600
$4,163
$4,960
FY16A
FY17A
FY18A

Non-GAAP Revenue Growth[2,3]

Successfully utilized cross-sell and up-sell opportunities within our installed base, in both our Enterprise Security and Consumer Digital Safety segments


29%
'16 – '18
CAGR
$1,026
$1,194
$1,710
29%
29%
34%
FY16A
FY17A
FY18A

Non-GAAP Operating Income Growth[3], Margin Expansion

Year-over-Year improvement in operating margin was the result of higher revenue and achievement of cost savings and Blue Coat and LifeLock synergies


27%
'16 – '18
CAGR
$1.03
$1.18
$1.67
FY16A
FY17A
FY18A

Significant Non-GAAP EPS Growth

Exceeded full-year 2018 EPS guidance based on our second half performance and achievement of cost savings and Blue Coat and LifeLock synergies


9%
'16 – '18
CAGR
$802
($209) 1
$950
FY16A
FY17A
FY18A

Operating Cash Flow[3]

Continued momentum into FY19; delivering $571M in operating cash flow for 1H19, an increase of 36% over 1H18 operating cash flow

[1] FY17 operating cash flow was impacted by one-time tax payment related to the gain on sale from the divestiture of Veritas during FY16
[2] Acquisition adjusted organic growth
[3] Dollars in Millions
Note: All numbers presented are non-GAAP unless otherwise indicated.

Copyright © 2018 Symantec Corporation

7

Relentless Focus on Disciplined Execution In Fiscal Year 2018

Following the transformative transactions of FY17, in FY18 we executed on our plan to integrate and transform

Continued progress enhancing, expanding, and integrating our product and services portfolio to help enterprise customers deploy our Integrated Cyber Defense Platform

- Built extensive point-to-point integrations across endpoint, network, cloud and email security products
- Further extended our Integrated Cyber Defense platform through application programming interfaces (APIs) and engineering-level integration with more than 100 certified technology partners

Implemented operational improvements to reduce costs and complexity, leveraging synergies from the successful integration of our acquired businesses

- Achieved $400M in cost savings and $150M in Blue Coat synergies as well as year-1 $30M LifeLock synergies
- Divested our Website Security ("WSS") and Public Key Infrastructure ("PKI") solutions to DigiCert, allowing us to sharpen our enterprise security focus on Integrated Cyber Defense

Made progress driving revenue growth and market adoption for our Consumer Digital Safety solutions, building on our Norton and LifeLock product portfolio

- Began offering consumers bundled services of Norton-branded security services with LifeLock-branded identity theft protection services, which enabled us to drive new customer acquisition, improve retention and cross-sell within our large installed base

We entered into FY19 with industry leading platforms in both Enterprise and Consumer, a continued focus on operating efficiency, a stronger balance sheet and cash generating capability

Copyright © 2018 Symantec Corporation

8

Investment Thesis for Symantec is Unchanged FY17: Transformation 1 FY18: Execution FY19 & FY20: Opportunity Well positioned for sustainable mid to high single digit organic revenue growth in FY20 Fundamental operational improvements in flight and expected to result in industry-leading operating margins Operating leverage combined with disciplined capital allocation expected to drive low-teens earnings growth Strong cash flow; multiple levers to enhance shareholder value Experienced management team with proven operational success and deep cybersecurity knowledge All numbers presented are non-GAAP unless otherwise indicated. Projection periods are dependent on revenue mix and growth, macro conditions, and do not represent projections or guidance for a particular period. Actual results for a particular period may differ materially due to a variety of factors listed in Symantec’s SEC filings. Past performance is not an indicator or guarantee of future performance 2 3

Experienced management team with proven operational success and deep cybersecurity knowledge – focused on disciplined execution during this critical time for the business Best-in-Class Management Team Greg Clark CEO Matt MacKenzie Chief of Staff Mike Fey President & COO Nick Noviello EVP & CFO Scott Taylor EVP & General Counsel Hugh Thompson CTO Samir Kapuria EVP & GM, Cyber Security Services Amy Cappellanti-Wolf SVP & CHRO

Symantec’s Independent and Highly-Qualified Nominees All directors except the CEO are independent Separate Chairman / CEO Board committees 100% independent Independent directors meet regularly in Executive Session Annual Board and committee self-evaluations Governance Best Practices Our Board’s diverse and complementary skills align with the company’s business strategy David W. Humphrey Managing Director, Bain Capital Greg S. Clark Chief Executive Officer, Symantec Daniel H. Schulman Chairman of the Board; President and CEO, PayPal Holdings Frank E. Dangeard Managing Partner, Harcourt Kenneth Y. Hao Managing Partner and Managing Director, Silver Lake Partners David L. Mahoney Director Anita M. Sands Director V. Paul Unruh Director Suzanne M. Vautrinot President, Kilovolt Consulting Annual election of directors Risk oversight by full board and committees Stockholder ability to call special meetings, with 15% threshold Stockholder ability to act by written consent Proxy access right Director Qualifications & Experience Business Combination & Partnerships Financial Global Diversity: 27% of our director nominees are diverse by race or gender1 Industry & Technology Leadership Public Company Board The Board recommends a vote FOR the election of each of the eleven nominated directors 1 Diversity defined as women and ethnic minorities Peter A. Feld Managing Member and Head of Research, Starboard Value Dale L. Fuller Operating Partner, The Riverside Company Richard S. Hill Director The Company will appoint Richard S. Hill to the Board within 30 days of the Annual Meeting

FY18 Compensation Program Overview

FY18 compensation program reflects a return to our more traditional incentive plan approach and is designed to reward achievement of challenging performance goals that align with our long term business strategy

Pay Component	Key Characteristics	Link to Performance
Base Salary	• Aligned with role, contributions and competitive market practice	• Supports attraction and retention of talent
Executive Annual Incentive Plan ("EAIP")	• 50% Non-GAAP Revenue • 50% Non-GAAP Operating Income • Individual performance modifier (excluding the CEO) • Maximum payout is 200% of target	• Provides a strong focus on revenue generation and cost control, aligns with execution of transformation strategy • Encourages overall company growth, a key stockholder value driver
Long-Term Incentive Plan	70% PRUs • FY18 Non-GAAP EPS (50%) • 2-year relative TSR vs. the Nasdaq 100 (25%) • 3-year relative TSR vs. the Nasdaq 100 (25%) • Maximum payout is 200% of target	• Focuses executives on earnings growth, and aligns executives' interests with stockholders' long-term interests
	30% RSUs • Ratable time-based vesting over 3 years	• Promotes retention and stockholder alignment

FY18 Target Total Direct Compensation Mix (CEO)[1]


95% At-Risk Compensation
Base 5%
Annual Incentive 8%
RSU 23%
PRU 63%

FY18 Incentive Plan Outcomes

- **EAIP:** No awards paid out as thresholds were not met. Non-GAAP Operating Income was achieved at 95.2% vs. 97% threshold; Non-GAAP Revenue was achieved at 96.4% vs. 98% threshold
- **FY18 PRU Year One Shares:** Based on FY18 Non-GAAP EPS achievement of $1.56 (95.2% of target), 50.5% (~25% of total FY18 Year One PRUs) became eligible to be earned at the end of FY20

[1] CEO Compensation Mix calculated based on annual Base Salary, target Executive Annual Incentive and Grant Date Fair Values of RSUs and PRUs

Copyright © 2018 Symantec Corporation

12

Long-Term Equity Design Directly Aligns with Value Creation

Performance-Based Restricted Stock Unit (PRU) Award Timeline

FY17

Design: Execution of Business Transformation



FY17 Award Granted
2018 Fiscal Year End
250% vested
2019 Fiscal Year End
Remaining 18.2% will vest at the end of FY19
Performance Period
Metric: FY18 Non-GAAP Operating Income
FY16 End (March 2016)
FY17 End (March 2017)
FY18 End (March 2018)
FY19 End (March 2019)

268.2% of PRU Earned

Achieved significantly above target performance on **non-GAAP Operating Income** due to increased revenue and cost savings realized ahead of schedule

250% vested; remaining 18.2% will vest at the end of FY19, following an additional year of time-based vesting

FY18

Design: Execution of Long Term Business Strategy



FY18 Award Granted
2020 Fiscal Year End
FY18 Award Payout in Full
Year 3 Shares
2020 Fiscal Year End
Metric: 25% 3-year relative TSR
Year 2 Shares
2019 Fiscal Year End
Metric: 25% 2-year relative TSR
Additional Time-Based Vesting Period
Year 1 Shares
Performance Period
Metric: 50% FY18 Non-GAAP EPS
Additional Time-Based Vesting Period
FY17 End (March 2017)
FY18 End (March 2018)
FY19 End (March 2019)
FY20 End (March 2020)

50.5% of Year One Shares Earned (25.25% of Total FY18 Grant)

Achieved 95.2% of rigorous **non-GAAP EPS** goal ($1.56 achieved vs. $1.64 target); Year One Shares earned vest at the end of FY20, following two additional years of time-based vesting

Copyright © 2018 Symantec Corporation

13

Symantec Follows Compensation Governance Best Practices The following factors demonstrate our continued and heightened commitment to pay-for-performance and governance best practices: We reward performance that meets our predetermined goals We cap payouts to discourage excessive or inappropriate risk taking by our NEOs We have a representative and relevant peer group and reevaluate the peer group annually, at a minimum We have long-standing significant stock ownership guidelines for our executives and directors We have adopted a comprehensive “clawback” policy Only double-trigger change in control provisions apply to our regular compensation programs We limit any potential severance payments to not more than: 1x our executive officers’ total target cash compensation 2x our CEO’s total base salary We seek feedback on executive compensation through stockholder engagement What We Do Not Do What We Do We do not pay out performance-based cash or equity awards for unmet performance goals Our compensation plans do not have minimum guaranteed payout levels We do not permit short-sales, hedging or pledging of our stock1 We do not provide tax gross-ups for our NEOs We do not provide material perquisites We do not permit repricing of stock options without stockholder approval We do not permit the payment of dividend or dividend equivalents on unvested equity awards 1 The Board granted a limited exception to this policy to Starboard Value LP

Strategic Use of Equity Incentives In addition, in recent years our gross burn rate has been decreasing4 -18% -16% Our Board of Directors takes seriously its commitment to stockholders to use equity responsibly Broad Based Use of Equity 1 Over the last two fiscal years 2 As of October 10, 2018 3 Decreased from 694,669,327 common shares outstanding as of end of FY14 to 623,889,575 common shares outstanding as of end of FY18 4 This graph only includes awards granted by Symantec and does not include awards assumed in acquisitions (e.g., Blue Coat or LifeLock). Includes Restricted Stock Units (RSUs) granted and Performance-based Restricted Stock Units (PRUs) released in respective fiscal year. of new hires1 >25% of employees at all levels globally1 >40% of employees own unvested equity in our company2 >60% We award equity to a broad-based section of our employee base, which positions us for success in attracting, engaging and retaining key employee talent globally including in many highly competitive markets We have created a culture of ownership – in most levels of the organization and across the vast majority of countries in which we operate Thoughtful Capital Allocation We intend to reduce the potential dilutive effect of the issuance of additional equity incentives to employees through stock repurchases reduction in common shares outstanding3 10.2% We are committed to the responsible use of equity

FOR election of each of the nominees to the Board We Request Your Support at Our 2018 Annual Meeting on December 3, 2018 FOR ratification of the appointment of KPMG LLP as Symantec’s independent registered public accounting firm for FY19 FOR approval of the amendments to the 2013 Equity Incentive Plan, as amended FOR approval of the amendments to the 2008 Employee Stock Purchase Plan, as amended FOR advisory vote on executive compensation We ask for your support at our 2018 Annual Meeting of Stockholders on the following Board recommended proposals

Appendix

Reconciliation of Selected GAAP Measures to Non-GAAP Measures ($ in millions, except per share data, unaudited) (1) Net income (loss) per share amounts may not add due to rounding. Reconciliation of Selected GAAP Measures to Non-GAAP Measures (In millions, except per share data, unaudited) Year Ended March 30, 2018 March 31, 2017 April 1, 2016 Net revenues (GAAP) $4,834 $4,019 $3,600 Deferred revenue fair value adjustment 126 144 0 Net revenues (Non-GAAP) $4,960 $4,163 $3,600 Operating income (loss) (GAAP) $49 $-,100 $457 Deferred revenue fair value adjustment 126 144 0 Inventory fair value adjustment 0 24 0 Unallocated corporate charges 0 0 186 Stock-based compensation 610 440 161 Amortization of intangible assets 453 293 86 Restructuring, transition and other costs 410 273 136 Acquisition-related costs 60 120 0 Litigation settlement 2 0 0 Operating income (Non-GAAP) $1,710 $1,194 $1,026 Operating margin (GAAP) 0.01 -2.5% 0.12694444444444444 Operating margin (Non-GAAP) 0.34499999999999997 0.28699999999999998 0.28499999999999998 Diluted net income (loss) per share (GAAP) (1) $1.7035928143712575 $-0.17152103559870549 $3.71 Adjustments to diluted net income (loss) per share Deferred revenue fair value adjustment 0.18862275449101795 0.23300970873786409 0 Inventory fair value adjustment 0 3.8834951456310676E-2 0 Unallocated corporate charges 0 0 0.28000000000000003 Stock-based compensation 0.91317365269461082 0.71197411003236244 0.24 Amortization of intangible assets 0.67814371257485029 0.47411003236245952 0.13 Restructuring, transition and other costs 0.61377245508982037 0.44174757281553401 0.2 Acquisition-related costs 8.9820359281437126E-2 0.1941747572815534 0 Litigation settlement 2.9940119760479044E-3 0 0 Non-cash interest expense 7.4850299401197598E-2 5.8252427184466021E-2 0 Gain on divestiture and gain on sale of assets -0.98203592814371254 0 0 Loss from equity interest 3.8922155688622756E-2 0 0 Income tax reform -0.98652694610778446 0 0 Other income tax effects and adjustments -0.64970059880239517 -0.53721682847896435 1.42 Total adjustment from continuing operations -1.7964071856287425E-2 1.6148867313915858 2.27 Total adjustment from discontinued operations -1.6467065868263474E-2 -0.21035598705501618 -4.9400000000000004 Incremental dilution effect 0 -5.0000000000000044E-2 -1.0000000000000009E-2 Diluted net income per share (Non-GAAP) $1.6691616766467066 $1.1813953488372093 $1.03 Diluted weighted-average shares outstanding (GAAP) 668 618 670 Incremental dilution 0 27 6 Diluted weighted-average shares outstanding (Non-GAAP) 668 645 676 (1) Net income (loss) per share amounts may not add due to rounding. 0 0